Exhibit 99.2
As previously disclosed, on November 20, 2014 (the "Acquisition Date") Cognizant Domestic Holdings Corporation (the "Buyer"), a wholly-owned subsidiary of Cognizant Technology Solutions Corporation (the "Company" or "Cognizant"), completed its acquisition of 100% of the outstanding common stock of TZ US Parent, Inc., a Delaware Corporation, and 100% of the outstanding units of preferred limited liability company interests of TZ US Midco, L.L.C., a Delaware limited liability company, (together, TZ US Parent, Inc. and TZ US Midco, L.L.C. are referred to herein as "TriZetto") pursuant to a Stock Purchase Agreement (the "Purchase Agreement") by and among TZ Holdings, L.P. (the "Seller") and TZ US Parent, Inc. Pursuant to the Purchase Agreement, the Buyer acquired, for cash, all of the equity interests in TriZetto (the "Acquisition") for an aggregate purchase price, after giving effect to various purchase price adjustments, of approximately $2.8 billion, of which approximately $765 million was paid directly to lenders (on behalf of the Seller) to extinguish debt outstanding at closing. In connection with the Acquisition, the Company entered into a credit agreement (the "Credit Agreement") which provides for (i) an unsecured term loan in the amount of $1.0 billion (the "Term Loan") and (ii) an unsecured revolving credit facility of up to $750 million (the "Revolving Credit Facility"). Cognizant funded the purchase price of the Acquisition through cash on hand and the proceeds of the $1.0 billion Term Loan.
The attached unaudited pro forma condensed combined balance sheet assumes that the acquisition was completed and that the Term Loan was funded on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 assume that the acquisition was completed and that the Term Loan was funded on January 1, 2013.
The unaudited pro forma condensed combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations of Cognizant and TriZetto following the completion of the Acquisition. In accordance with the rules and regulations of the SEC, the pro forma condensed combined statements of operations do not reflect potential synergies, cost savings or incremental costs relating to the integration of TriZetto, nor do they include any other items not expected to have a continuing impact on the combined operating results of the two companies. The historical consolidated financial information of Cognizant and TriZetto has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (1) directly attributable to the Acquisition, (2) factually supportable, and, (3) with respect to the statement of operations, expected to have a continuing impact on the combined operating results.
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•
separate historical consolidated financial statements of Cognizant as of and for the year ended December 31, 2013 and the related notes included in Cognizant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and the historical unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2014, including related notes, as filed on Cognizant’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, and

•
separate historical consolidated financial statements of TriZetto as of and for the fiscal year ended December 31, 2013 and the related notes included in TriZetto’s audited annual financial statements for the fiscal year ended December 31, 2013; and the historical unaudited consolidated financial statements, including related notes, as of and for the nine months ended September 30, 2014. The TriZetto consolidated financial statements are included herein in Exhibit 99.1.

On February 4, 2014, Cognizant's Board of Directors declared a two-for-one stock split of the Company's Class A common stock in the form of a 100% stock dividend, which was paid on March 7, 2014 to stockholders of record as of February 21, 2014. The stock split has been reflected in the accompanying unaudited pro forma condensed combined financial statements, and all applicable references as to the number of outstanding common shares and per share information have been retroactively adjusted to reflect the stock split as if it occurred at the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under Accounting Standards Codification ("ASC") Topic 805, "Business Combinations," which requires, among other things, assets acquired and liabilities assumed to be recognized at their fair values, with limited exceptions, at the Acquisition Date. Transaction costs are not included as a component of the consideration transferred and are expensed as incurred. The excess of the consideration transferred over the estimated amounts of identifiable assets and liabilities of TriZetto as of the Acquisition Date has been allocated to goodwill. The process for estimating fair values in many cases requires the use of significant estimates and assumptions, including the estimates of future cash flows and appropriate discount rates. The Company has developed its fair value estimates from a market participant perspective, which could materially differ from entity-specific assumptions. The Company’s judgments used in determining these estimates may materially impact the Company’s financial position or results of operations.
The finalization of the Company’s purchase accounting assessment may result in changes, which could be material, in the valuation of assets and liabilities acquired, particularly with respect to intangible assets. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with ASC Topic 805-10, "Business Combinations - Overall" ("ASC 805-10"), but in no event later than one year following the Acquisition Date.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(Amounts in thousands)

	Cognizant	TriZetto	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,617,619	$151,438	$993,953	(a.1)	$966,379
			(2,798,340)	(a.2)
			1,709	(a.3)
Short-term investments	2,000,860				2,000,860
Trade accounts receivable, net	1,809,038	121,989	(36,519)	(i)	1,894,508
Unbilled accounts receivable	338,093		36,519	(i)	374,612
Deferred income tax assets, net	259,474	20,929	29,070	(e)	309,473
Other current assets	234,942	20,034	(6,152)	(b)	248,824
Total current assets	7,260,026	314,390	(1,779,760)		5,794,656
Property and equipment, net	1,101,468	112,464	24,804	(c)	1,230,201
			(8,535)	(b)
Capitalized software development costs, net		35,357	(35,357)	(b)	—
Restricted cash		2,000	(2,000)	(i)	—
Related party note receivable		1,709	(1,709)	(a.3)	—
Long-term investments		1,126	(1,126)	(i)	—
Goodwill	437,776	911,979	(911,979)	(b)	2,398,766
			1,960,990	(d)
Intangible assets, net	109,692	202,681	(202,681)	(b)	958,692
			849,000	(d)
Deferred income tax assets, net	142,733	206	(7,960)	(e)	134,979
Other noncurrent assets	175,348	28,627	3,126	(i)	197,412
			(15,736)	(f)
			6,047	(a.1)
Total assets	$9,227,043	$1,610,539	$(122,876)		$10,714,706
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$130,040	$19,070	$—		$149,110
Deferred revenue	169,385	59,640	(15,401)	(c)	213,624
Accrued related party management and transaction fees		2,880	(2,880)	(b)	—
Current portion of accrued contingent payment		1,654	(1,654)	(i)	—
Current portion of lease financing obligation		1,653	(1,653)	(i)	—
Accrued expenses and other current liabilities	1,442,039	65,274	3,307	(i)	1,552,116
			(126)	(c)
			(636)	(g)
			42,258	(h)
Term loan, current portion	—	—	50,000	(a.1)	50,000
Total current liabilities	1,741,464	150,171	73,215		1,964,850
Deferred income tax liabilities, net	18,041	57,048	184,319	(e)	259,408
Other noncurrent liabilities	85,828	25,541	36,990	(i)	145,407
			(2,817)	(c)
			(3,535)	(g)
			3,400	(d)
Lease financing obligation, net of current portion		36,990	(36,990)	(i)	—
Deferred revenue, non-current		22,683	(5,743)	(c)	16,940
Term loan, noncurrent portion	—	750,831	(750,831)	(b)	950,000
			950,000	(a.1)
Total liabilities	1,845,333	1,043,264	448,008		3,336,605
Stockholders' Equity:
Preferred stock	—				—
Class A common stock	6,089				6,089
Common stock		1	(1)	(b)	—
Additional paid-in captial	560,502	895,952	(895,952)	(b)	560,502
Retained earnings (Accumulated deficit)	6,938,777	(328,094)	328,094	(b)	6,935,168
			(3,609)	(j)
Accumulated other comprehensive income (loss)	(123,658)	(584)	584	(b)	(123,658)
Total stockholders' equity	7,381,710	567,275	(570,884)		7,378,101
Total liabilities and stockholders' equity	$9,227,043	$1,610,539	$(122,876)		$10,714,706

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(Amounts in thousands, except per share data)

	Cognizant	TriZetto	Pro Forma Adjustments		Pro Forma Combined
Revenues	$8,843,189	$676,380			$9,519,569
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	5,265,469		(29,535)	(D)	5,622,331
			386,397	(D)
Cost of revenue - services and other		357,340	(357,340)	(D)	—
Cost of revenue - products		29,057	(29,057)	(D)	—
Selling, general and administrative expenses	1,727,609	164,611	59,748	(D)	1,938,471
			(13,497)	(D)
Research and development		59,748	(59,748)	(D)	—
Related party management and transaction fees		1,903	(1,903)	(F)	—
Amortization of acquired technology		25,212	(25,212)	(A)	—
Amortization of acquired other intangible assets		12,406	(12,406)	(A)	—
Goodwill impairment		293,400			293,400
Depreciation and amortization expense	172,201		72,961	(B.1)	276,358
			(3,723)	(A)
			(8,113)	(A)
			43,032	(D)
Income (loss) from operations	1,677,910	(267,297)	(21,604)		1,389,009
Other income (expense), net:
Interest income	48,896	431	(7,134)	(E)	42,193
Interest expense		(50,150)	48,459	(A)	(16,093)
			(14,402)	(B.2)
Foreign currency exchange (losses), net	(41,130)				(41,130)
Other, net	2,241	(1,635)	(1,898)	(D)	(1,292)
Loss from equity method investment		(1,898)	1,898	(D)	—
Total other income (expense), net	10,007	(53,252)	26,923		(16,322)
Income before provision for income taxes	1,687,917	(320,549)	5,319		1,372,687
Provision (benefit) for income taxes	459,339	(10,547)	2,165	(G)	450,957
Net income (loss)	$1,228,578	$(310,002)	$3,154		$921,730
Basic earnings per share	$2.03				$1.53
Diluted earnings per share	$2.02				$1.51
Weighted average number of common shares outstanding - Basic	604,015				604,015
Weighted average number of common shares outstanding - Diluted	609,662				609,662

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(Amounts in thousands, except per share data)

	Cognizant	TriZetto	Pro Forma Adjustments		Pro Forma Combined
Revenues	$7,520,451	$526,847			$8,047,298
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	4,501,734		(23,957)	(D)	4,757,249
			279,472	(D)
Cost of revenue - services and other		259,894	(259,894)	(D)	—
Cost of revenue - products		19,578	(19,578)	(D)	—
Selling, general and administrative expenses	1,474,399	119,495	(11,117)	(C)	1,617,533
			44,475	(D)
			(9,719)	(D)
Research and development		44,475	(44,475)	(D)	—
Related party management and transaction fees		1,279	(1,279)	(F)	—
Amortization of acquired technology		10,905	(10,905)	(A)	—
Amortization of acquired other intangible assets		9,240	(9,240)	(A)	—
Depreciation and amortization expense	138,848		54,720	(B.1)	217,319
			(2,835)	(A)
			(7,090)	(A)
			33,676	(D)
Income from operations	1,405,470	61,981	(12,254)		1,455,197
Other income (expense), net:
Interest income	44,838	105	(8,139)	(E)	36,804
Interest expense		(36,652)	35,158	(A)	(11,774)
			(10,280)	(B.2)
Foreign currency exchange gains (losses), net	(13,191)				(13,191)
Other, net	1,648	(568)			1,080
Total other income (expense), net	33,295	(37,115)	16,739		12,919
Income before provision for income taxes	1,438,765	24,866	4,485		1,468,116
Provision for income taxes	362,355	13,493	1,825	(G)	377,673
Net income	$1,076,410	$11,373	$2,660		$1,090,443
Basic earnings per share	$1.77				$1.79
Diluted earnings per share	$1.76				$1.78
Weighted average number of common shares outstanding - Basic	607,894				607,894
Weighted average number of common shares outstanding - Diluted	612,394				612,394

1. Description of Transaction
On November 20, 2014, Cognizant acquired TriZetto for an aggregate purchase price, after giving effect to various purchase price adjustments, of approximately $2.8 billion in cash, of which approximately $765 million was paid directly to lenders (on behalf of the Seller) to extinguish debt outstanding at closing. In connection with the Acquisition, the Company entered into the Credit Agreement, which provides for (i) an unsecured Term Loan in the amount of $1.0 billion and (ii) an unsecured Revolving Credit Facility of up to $750 million. Cognizant funded the purchase price through cash on hand and from the proceeds of the Term Loan. The TriZetto acquisition positions Cognizant to better serve a wider cross-section of clients with an integrated solution set, combining technology with our healthcare services business.
2. Basis of Presentation
The attached unaudited pro forma condensed combined balance sheet assumes that the Acquisition was completed and that the Term Loan was funded on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 assume that the Acquisition was completed and the Term Loan was funded on January 1, 2013.
We accounted for the acquisition of TriZetto under the acquisition method of accounting in accordance with ASC 805-10. We are accounting for the Acquisition by using the historical information and accounting policies of Cognizant and adding the assets and liabilities of TriZetto at their respective fair values. Further, in accordance with ASC 805-10, the assets and liabilities of TriZetto have been measured at fair value based on various assumptions, which Cognizant’s management believes are reasonable, given information available as of the Acquisition Date.
The process for measuring the fair value of identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates. The excess of the purchase price over the amount of identifiable assets and liabilities acquired was allocated to goodwill in accordance with ASC 805-10.
For purposes of measuring the fair value of the TriZetto assets acquired and liabilities assumed, as reflected in the unaudited pro forma condensed combined financial information, we used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure" ("ASC 820"), which establishes a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants.
3. Consideration Transferred
After giving effect to various purchase price adjustments, we paid approximately $2.8 billion in cash to acquire all of the equity interests in TriZetto. We borrowed $1.0 billion under the Term Loan to fund a portion of the purchase price. The Credit Agreement requires interest to be paid at either the base rate or the Eurocurrency rate, plus a margin. The margin over the base rate is 0.00%, and the margin over the Eurocurrency rate ranges from 0.75% to 1.125%, depending on our debt ratings (or, if we have not received debt ratings, from 0.875% to 1.00%, depending on our debt to total stockholders' equity ratio). The remaining purchase price of $1.8 billion was funded from cash on hand.

4. Preliminary Allocation of Consideration Transferred to the Net Assets Acquired
The following table summarizes the preliminary allocation of purchase price to the assets acquired and the liabilities assumed, assuming the Acquisition had been completed on September 30, 2014:
(in thousands of dollars)

Amount
Cash and cash equivalents	$153,147
Trade accounts receivable, net	85,470
Unbilled accounts receivable	36,519
Other current assets	13,882
Property and equipment, net	128,733
Intangible assets, net	849,000
Other noncurrent assets	16,017
Accounts payable	(19,070)
Deferred revenue	(61,179)
Accrued expenses and other current liabilities	(106,468)
Other noncurrent liabilities	(59,579)
Deferred taxes	(199,122)
Goodwill	1,960,990
Total consideration transferred	$2,798,340

5. Pro Forma Adjustments
(in thousands of dollars)
Balance Sheet Adjustments

(a)	To record:
1. the proceeds of the borrowing under the Term Loan to fund the Acquisition, net of the financing fees related to the borrowing:

Balance Sheet Line	Amount
Cash and cash equivalents	$993,953
Term loan, current portion	50,000
Term loan, noncurrent portion	950,000
Other noncurrent assets - deferred financing fees	6,047

2. the outflow of cash to fund the Acquisition:

Balance Sheet Line	Amount
Cash and cash equivalents	$(2,798,340)

3. the settlement of Trizetto's note receivable from the Seller at the time of the Acquisition:

Balance Sheet Line	Amount
Cash and cash equivalents	$1,709
Related party note receivable	(1,709)

(b)
To eliminate TriZetto’s historical balances related to (i) goodwill, intangible assets, capitalized software development costs and internally developed core technology, (ii) Trizetto's outstanding term loan, which was paid off at closing, (iii) capitalized deferred financing fees related to Trizetto's term loan, (iv) accrued management and transaction fees payable to the Seller and settled as part of total consideration transferred, and (iv) stockholder’s equity:

Balance Sheet Line	Amount
Goodwill	$(911,979)
Intangible assets, net	(202,681)
Capitalized software development costs, net	(35,357)
Property and equipment, net (internally developed core technology)	(8,535)
Term loan, noncurrent portion	(750,831)
Other current assets (deferred financing costs)	(6,152)
Accrued related party management and transaction fees	(2,880)
Common stock	(1)
Additional paid-in capital	(895,952)
Accumulated other comprehensive income (loss)	584
Accumulated deficit	328,094

(c)	To adjust TriZetto’s property and equipment, deferred revenue and capital leases in order to reflect such balances at fair value:

Balance Sheet Line	Amount
Property and equipment, net	$24,804
Deferred revenue, current	(15,401)
Deferred revenue, non-current	(5,743)
Accrued expenses and other current liabilities (Capital lease, current)	(126)
Other noncurrent liabilities (Capital lease, noncurrent)	(2,817)

(d)	To record the fair value of intangible assets acquired and the excess of purchase price over the net assets acquired:

Balance Sheet Line	Amount
Goodwill	$1,960,990
Intangible assets, net	849,000
Other noncurrent liabilities (unfavorable leases)	3,400

Acquired identifiable intangible assets were measured at fair value determined primarily using the income approach, which required a forecast of all expected future cash flows either through the use of the relief-from-royalty method or the excess earnings method. The estimated fair value of the identifiable intangible assets and their weighted-average useful lives are as follows:

	Fair Value	Weighted Average Useful Life
Corporate trademark	$63,000	Indefinite
Product trademarks	21,000	16.9
Technology	328,000	7.7
Customer relationships	437,000	15.8
	$849,000

(e)	To record adjustments to deferred income tax assets and liabilities, including netting deferred taxes by jurisdiction:

Balance Sheet Line	Amount
Deferred income tax assets, net current	$29,070
Deferred income tax assets, net non-current	(7,960)
Deferred income tax liabilities, net non-current	184,319

(f)	To eliminate TriZetto's deferred implementation costs:

Balance Sheet Line	Amount
Other noncurrent assets	$(15,736)

(g)	To eliminate TriZetto's deferred rent balances:

Balance Sheet Line	Amount
Accrued expenses and other current liabilities	$(636)
Other noncurrent liabilities	(3,535)

(h)
To record (i) bonus and other payments to employees directly attributable to the Acquisition and (ii) Acquisition-related expenses not reflected in the historical financial statements as such costs were incurred after September 30, 2014:

Balance Sheet Line	Amount
Accrued expenses and other current liabilities	$42,258

(i)	To reclassify certain TriZetto balances to conform to Cognizant’s balance sheet presentation. Reclassifications are as follows:

TriZetto		Cognizant
From:		To:
Current assets:
Unbilled receivables included within Trade accounts receivable, net	$(36,519)	Unbilled accounts receivable	$36,519

Noncurrent assets:
Restricted cash	$(2,000)	Other noncurrent assets	$2,000
Long-term investments	(1,126)	Other noncurrent assets	1,126
		Total	$3,126

Current liabilities:
Current portion of accrued contingent payment	$(1,654)	Accrued expenses and other current liabilities	$1,654
Current portion of lease financing obligation	(1,653)	Accrued expenses and other current liabilities	1,653
		Total	$3,307

Noncurrent liabilities:
Lease financing obligation, net of current portion	$(36,990)	Other noncurrent liabilities	$36,990

(j)	Reflects the recognition of the net equity impact of ($3,609) for certain pro forma adjustments, such as accrued transaction fees.

Income Statement Adjustments – Year ended December 31, 2013 and Nine months ended September 30, 2014

(A)
To eliminate TriZetto’s historical (i) amortization of intangible assets, (ii) depreciation of capitalized software and internally developed core technology, and (iii) interest expense related to TriZetto's term loans paid off at closing:

	Year ended December 31, 2013	Nine months ended September 30, 2014
Amortization of acquired technology	$(25,212)	$(10,905)
Amortization of acquired other intangible assets	(12,406)	(9,240)
Depreciation of capitalized software development costs	(8,113)	(7,090)
Depreciation of internally developed core technology	(3,723)	(2,835)
Interest expense	48,459	35,158

(B)
To record (i) amortization expense on the acquired identifiable intangible assets, (ii) interest expense on the Term Loan, and (iii) the amortization of deferred financing fees related to the Credit Agreement.

1. To record amortization expense on the acquired identifiable intangible assets:

	Year ended December 31, 2013	Nine months ended September 30, 2014
Amortization expense	$72,961	$54,720

2. To record interest expense and the amortization of deferred financing fees related to the Credit Agreement:

	Year ended December 31, 2013	Nine months ended September 30, 2014
Interest expense	$(13,058)	$(9,317)
Amortization of deferred financing fees	(1,344)	(963)
Total interest expense	$(14,402)	$(10,280)

The adjustments to interest expense, including deferred financing fees, for the year ended December 31, 2013 and the nine months ended September 30, 2014 assume the following: (i) the Term Loan was funded in the amount of $1,000,000 on January 1, 2013, (ii) scheduled mandatory principal payments were made on the due dates under the terms of the Credit Agreement, (iii) there were no borrowings under the Revolving Credit Facility, and (iv) debt issuance costs of $6,047 are being amortized over the tenure of the Credit Agreement or five years.

The interest rate on the Term Loan is variable and is affected by changes in market interest rates. The weighted average interest rate used to calculate pro forma interest expense is approximately 1.2% for the year ended December 31, 2013 and the nine months ended September 30, 2014. With every one-eighth of one percent (0.125%) fluctuation in the applicable interest rate, our interest expense will fluctuate by $1,240 for the year ended December 31, 2013 and $889 for the nine months ended September 30, 2014.

(C)	To eliminate any non-recurring costs, such as legal and advisory costs, related to the Acquisition incurred during the respective periods:

	Year ended December 31, 2013	Nine months ended September 30, 2014
Incurred by Cognizant	$—	$(6,167)
Incurred by TriZetto	—	(4,950)
Total	$—	$(11,117)

(D)	To reclassify certain TriZetto balances to conform with Cognizant’s presentation of its statement of operations. Reclassifications are as follows:

Year ended December 31, 2013
TriZetto		Cognizant
From:		To:
Cost of revenue - services and other	$(357,340)	Cost of revenues	$357,340
Cost of revenue - products	(29,057)	Cost of revenues	29,057
		Total	$386,397

Research and development(1)	$(59,748)	Selling, general and administrative expenses	$59,748

Cost of revenue (depreciation)	$(29,535)	Depreciation and amortization expense	$29,535
Selling, general and administrative expenses (depreciation)	(13,497)	Depreciation and amortization expense	13,497
		Total	$43,032

Loss from equity method investment	$1,898	Other, net	$(1,898)

Nine months ended September 30, 2014
TriZetto		Cognizant
From:		To:
Cost of revenue - services and other	$(259,894)	Cost of revenues	$259,894
Cost of revenue - products	(19,578)	Cost of revenues	19,578
		Total	$279,472
Research and development(1)	$(44,475)	Selling, general and administrative expenses	$44,475
Cost of revenue (depreciation)	$(23,957)	Depreciation and amortization expense	$23,957
Selling, general and administrative expenses (depreciation)	(9,719)	Depreciation and amortization expense	9,719
		Total	$33,676

(1) Research and development is presented as part of "Selling, general and administrative expenses" on the unaudited pro forma condensed combined statement of operations as it is immaterial to the combined results of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014.

(E)	To reduce Cognizant's interest income to reflect lower invested balances due to the utilization of cash on hand to fund the Acquisition:

	Year ended December 31, 2013	Nine months ended September 30, 2014
Interest income	$(7,134)	$(8,139)

(F)
To eliminate non-recurring management fees incurred during the respective periods, as the discontinuation of the management services provided by the Seller is factually supportable and directly attributable to the Acquisition. In addition, Cognizant expects its existing management to perform the activities covered by the previous management agreement.

	Year ended December 31, 2013	Nine months ended September 30, 2014
Related party management and transaction fees	$(1,903)	$(1,279)

(G)
To record income tax provision on pro forma adjustments presented in the unaudited pro forma condensed combined statement of operations. The pro forma adjustments pertain primarily to the U.S. tax jurisdiction and are subject to a 35% federal tax rate, plus applicable state taxes. The effective rate used was 40.7%.

	Year ended December 31, 2013	Nine months ended September 30, 2014
Provision for income taxes	$2,165	$1,825